UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 20, 2005

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2005, MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("MTI"), entered into Amendment No. 2 to the Strategic Alliance Agreement by and between The Gillette Company ("Gillette") and MTI Micro (the "Amendment"). The Amendment amended the Strategic Alliance Agreement, dated September 19, 2003, between Gillette and MTI Micro, as amended by Amendment No. 1 to the Strategic Alliance Agreement, dated as of August 18, 2004 (the "Agreement").The Amendment added an additional milestone relating to product identification, suitability and OEM validation. The Amendment also added an additional termination right, exercisable by either party, relating to such milestone. The foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.131 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 23, 2005, MTI Micro, a majority-owned subsidiary of Mechanical Technology Incorporated, issued a press release announcing its update on milestones for 2005. The full text of MTI Micro's press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT
No.	DESCRIPTION
10.131	Amendment No. 2 to the Strategic Alliance Agreement between MTI Micro and Gillette dated June 20, 2005.
99.1	Press release of MTI MicroFuel Cells Inc. issued on June 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: June 23, 2005	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President and Chief Financial Officer